UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2021

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E

Austin, TX

(address of principal executive offices)

78759

(zip code)

866-432-6736

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO WS	New York Stock Exchange

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Officers.

E2open Parent Holdings, Inc. (the “Company”) is party to an investor rights agreement (the “IRA”), with various parties including CC NB Sponsor 1 Holdings LLC (“CCNB”), which provides that CCNB currently has the right to designate up to five (5) directors to the board of directors of the Company (the “Board”). On April 27, 2021, Mr. Keith Abell was designated by CCNB to serve as a director of the Company pursuant to the IRA. On April 28, 2021, the Board elected Mr. Keith Abell to serve as a director of the Company as a Class I director. The Board also appointed Mr. Abell to serve as a member of the Company’s Audit Committee.

Mr. Abell has agreed to serve the Company’s board of directors. Mr. Abell currently serves on the board of directors of CC Neuberger Principal Holdings III (NYSE: PRPC). In 2010, Mr. Abell co-founded Sungate Properties, LLC, a real estate investment company, after managing private investments during 2007 – 2009. From 1994 to 2007, Mr. Abell was a co-founder of, and served in a variety of senior management roles at, GSC Group (and its predecessor, Greenwich Street Capital Partners, L.P.), an alternative asset manager. Prior to that, Mr. Abell was a Managing Director at Blackstone until 1994 where he, among other things, founded the firm’s first Hong Kong office. Prior to Blackstone, Mr. Abell served as a Vice President at Goldman, Sachs & Co., where he worked in the global finance, corporate finance and mergers and acquisitions departments. Mr. Abell serves as the treasurer and as a director of the National Committee on United States-China Relations. Mr. Abell has formerly served as a director of numerous public and private companies and non-profit organizations.

In connection with his election and appointment, the Board determined that Mr. Abell is an “independent director” as contemplated by the rules promulgated under the Exchange Act of 1934, as amended, and the NYSE Rules and meets the requirements for audit committee service pursuant to NYSE Listed Company Manual 303A.07. As of the date of this Current Report on Form 8-K, neither Mr. Abell nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Mr. Abell party to any understanding or arrangement pursuant to which he was appointed as a director.

Mr. Abell will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s registration statement on Form S-1 filed on March 8, 2021.

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: April 29, 2021	By:	/s/ Laura L. Fese
Laura L. Fese
Executive Vice President, General Counsel

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